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                                                                  Exhibit 10.22

               HEARME.COM-TM- SYNDICATION PARTNER PROGRAM AGREEMENT

This Agreement contains the terms and conditions that apply to an individual's or entity's participation in the Hearme.com Syndication Partner Program (the "Program"). As used in this Agreement, "we" means Hearme.com as operated by Mpath Interactive, Inc., and "you" means the applicant. "Site" means a World Wide Web site. "Partner" means someone who has been accepted into the Program.

1.   Program Applications

     (a) You must complete and submit to us an application for the Program. The application can be found online on our Web site at www.hearme.com. We will evaluate your application and will notify you of your status.
     (b) We may reject your application if we determine (at our sole discretion) that your Site is unsuitable for the Program. For example, we may reject certain applications due to the volume of pending applications, or the content on your Site. If you are rejected, you may reapply at any time.
     (c) If you are accepted, your e-mail will contain your unique Partner code and instructions for accessing the information necessary to participate in the Program.

2.   Partner Responsibilities
     (a) You must provide an active hyperlink, in a format of a Hearme.com graphic image provided to you by us, from your Site to Hearme.com. This Hearme.com graphic image must be displayed on your site no smaller than 114 X 75 pixels on your home page. You may display this Hearme.com hyperlink as often and in as many areas on your Site as you desire. Such active Hearme.com hyperlink on your Site will hyperlink to the download, registration and launch Site for the Hearme.com client software. Use of these Hearme.com graphic images (approved logos, buttons, banners, etc.) is subject to the Hearme.com Trademark Guidelines at www.hearme.com.
     (b) You must display, on your Site's home page and on any pages on your Site that reference Hearme.com, the Hearme.com graphic image. We will provide you with the Hearme.com graphic image that identifies your Site as a Hearme Partner.
     (c) Our template for Hearme.com Web pages to be displayed on your Web site can be found online on our Web site at www.hearme.com. The Web pages include, among other things, a description of the features and functionality of Hearme.com. Once you have added your marks to the Web pages you must maintain and include a link to them from your home page as part of the Program. You must maintain such Web pages on your Site. This page must include an active hyperlink, in a format of a Hearme.com graphic image provided to you by us, from your Site to Hearme.com.
     (d) Allocate 10% of available Web banner advertising per quarter on your Site to the promotion of Hearme.com. We will provide you with the banner advertising to run to publicize your audio chat "Live Communities by Hearme.com". If you do not run advertising on your site, we will negotiate some alternate arrangement for the promotion of Hearme.com.

3.   Our Responsibilities
     (a) We will host the servers required for Hearme.com and provide the network operations support for such servers.

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  (b) We will create a persistent branded area on Hearme.com with your brand and send users directly into that persistent branded area. Users can create an unlimited number of chat rooms.
  (c) We will provide you with guidelines and graphical artwork to use in linking to Hearme.com. These guidelines and artwork are located online on our Web site at www.hearme.com.

  (d) We will license you a Hearme.com graphic image that identifies your Site as a Hearme Partner. We may modify the text or graphic image of this notice from time to time and we may ask you to update your use of the text or graphic image in a reasonable time thereafter.
  (e) All people who register for Hearme.com are end users of Hearme.com. Accordingly, all Hearme.com rules, policies, and operating procedures concerning will apply to such end users. We may change our policies and operating procedures at any time. Information on obtaining end users mailing lists from us is available at www.hearme.com.
  (f) We alone may sell, without restriction, advertising and sponsorships to be displayed to users of the Hearme.com client software.
  (g) We will remain the sole and exclusive owner of all right, title and interest in the Hearme.com client software (except for any of your trademarks incorporated into the Hearme.com client software screen display user interface).
  (h) We may list you and all other members of the Program on a Web page on Hearme.com in order to enable visitors to Hearme.com to find our Hearme.com Partners. You hereby authorize us to use certain of your trademarks on such Web page, subject to reasonable quality control restrictions as required by law to maintain the integrity of your trademarks.

4.  Site Responsibility
Your Site should continue to maintain the standards that enabled us to accept your Site for the Program. We disclaim any responsibility or liability for your Site. You will be solely responsible for the development, operation, and maintenance of your Site and for all materials that appear on your Site. For example, you will be solely responsible for: the technical operation of your Site and all related equipment, the accuracy and appropriateness of materials posted on your Site, ensuring that materials posted on your Site do not violate or infringe upon the rights of any third party (including, for example, copyrights, trademarks, privacy, or other personal or proprietary rights), and ensuring that materials posted on your Site are not libelous or otherwise illegal. We disclaim all responsibility and liability for these matters. You will indemnify us and hold us harmless from all claims, damages, and expense (including without limitation, attorneys' fees) relating to the development, operation, maintenance and contents of your Site. The users of Hearme.com must evaluate, and bear the risk associated with, the accuracy, completeness or usefulness of any content found on Hearme.com. We do not accept any responsibility or liability for the content found on Hearme.com. We do not pre-screen content as a matter of policy, but we do reserve the right, but not the responsibility, to remove content which is deemed, in our discretion, harmful, or offensive. YOU SPECIFICALLY AGREE THAT WE ARE NOT RESPONSIBLE OR LIABLE TO YOU, USERS OR ANYONE ELSE FOR ANY THREATENING, DEFAMATORY, OBSCENE, OFFENSIVE OR ILLEGAL CONDUCT OR SPEECH OF ANY OTHER PARTY OR ANY INFRINGEMENT OR VIOLATION OF ANOTHER'S RIGHTS, INCLUDING INTELLECTUAL PROPERTY AND RIGHT OF PUBLICITY RIGHTS.

5.  Terms of the Agreements

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This Agreement begins upon our acceptance of your Program application and ends when terminated by either party. Either party may terminate this Agreement at any time, with or without cause, by giving the other party 30 days prior written notice of termination. Upon any termination of this Agreement, all rights granted under this Agreement shall immediately terminate and you shall immediately remove from your Site and cease all further use of our trademarks and graphic images. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

6.  Modification

We may modify any of the terms and conditions contained in this Agreement, at any time and in our sole discretion, by posting a change notice or a new agreement on our Site. Modifications may include, for example, changes in the Program rules. IF ANY MODIFICATION IS UNACCEPTABLE TO YOU, YOUR ONLY RECOURSE IS TO TERMINATE THIS AGREEMENT. YOUR CONTINUED PARTICIPATION IN THE PROGRAM FOLLOWING OUR POSTING OF A CHANGE NOTICE OR NEW AGREEMENT ON OUR SITE WILL CONSTITUTE BINDING ACCEPTANCE OF THE CHANGE.

7.  Limitation of Liability

REGARDLESS WHETHER ANY REMEDY SET FORTH IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, UNDER NO CIRCUMSTANCES WILL EITHER OF US BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL THEORY, FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR REVENUE OF THE OTHER PARTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT EVEN IF THE PARTY HAS BEEN INFORMED IN ADVANCE OF SUCH DAMAGES. THE LIMITATION OF LIABILITY IS REFLECTED IN THE CONSIDERATION EXCHANGED IN THIS AGREEMENT. Further, our aggregate liability arising with respect to this Agreement and the Program will not exceed the total payments made to you under this Agreement.

8.  Disclaimers
We make no express or implied warranties or representations with respect to the Program (including, without limitation, warranties of fitness, merchantability, non-infringement, or any implied warranties arising out of a course of performance, dealing, or trade usage). In addition, we make no representation that the operation of Hearme.com will be uninterrupted or error-free, and we will not be liable for the consequences of any interruptions or errors.

9.  Independence

YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT AND AGREE TO ALL ITS TERMS AND CONDITIONS. YOU UNDERSTAND THAT WE MAY AT ANY TIME (DIRECTLY OR INDIRECTLY) OPERATE WEB SITES THAT ARE SIMILAR TO OR COMPETE WITH YOUR WEB SITE. YOU HAVE INDEPENDENTLY EVALUATED THE DESIRABILITY OF PARTICIPATING IN THE PROGRAM AND ARE NOT RELYING ON ANY REPRESENTATION, WARRANTY, OR STATEMENT OTHER THAN AS SET FORTH IN THIS AGREEMENT. The parties to this Agreement are independent contractors and nothing in this Agreement contained shall be deemed to create a joint venture, franchise, partnership or agency relationship between the parties to this Agreement. No party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

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performance is so affected, including, without limitation, fire, war, earthquake, strike, riot, labor dispute, or an act of God. In the event of any such delay, preemption or failure, the affected performing party will promptly notify the other party of the nature and anticipated length of continuance of such force majeure, and during such period both parties will be excused from performance hereunder. No such failure or delay constitutes a material breach of this Agreement. You may not assign its rights under this Agreement. Any assignment in violation of this prohibition is void. We may assign this Agreement to an affiliate commonly owned and controlled by us or to anyone else in connection with the merger or acquisition of us or sale of all or substantially all of our assets used primarily in connection with this Agreement. Each party agrees to provide no less than thirty (30) business days' prior notification of any authorized assignment under this Agreement, including assignment to an affiliate or as part of an asset sale. Any attempted assignment except as allowed by the immediately preceding sentence is null and void. Subject to the foregoing, this Agreement will benefit and bind the successors and assigns of the parties. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of or against either party. This Agreement constitutes the entire agreement between the parties with respect to the subject matter to this Agreement, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.

Entertainment Boulevard, Inc.              Mypath Interactive, Inc.
By:    /s/ Stephen Brown                   By:    /s/ Carl Ross
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Name:  Stephen Brown                       Name:  Carl Ross
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Title: CEO                                 Title:
       ------------------------------             -----------------------------
Date:  3/18/99                             Date:  3/18/99
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Fax:   (310) 578-6304                      Fax:   (650)429-1954

Hearme.com, Hearme and the Hearme logo are trademarks of Mpath Interactive, Inc.

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